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                                                                   EXHIBIT 10.15

                               AMENDMENT NO. 2 TO
                                 THE GAP, INC.
                        1996 STOCK OPTION AND AWARD PLAN

The Gap, Inc., having adopted The Gap, Inc. 1996 Stock Option and Award Plan (the "Plan") effective as of March 26, 1996, and amended effective as of May 20, 1997, hereby further amends the Plan, effective as of January 27, 1998, as follows:

1. Clause (a) in the second sentence of Section 3.2 is hereby amended in its entirety to read as follows:

            (a) determine which Employees, Consultants, and Nonemployee Directors shall be granted Awards (other than with respect to the Options granted to Nonemployee Directors pursuant to Section 9),

  2. The second sentence of Section 3.4 is hereby amended in its entirety to read as follows:

            In the Board's administration of Section 9 and the Options and any Shares granted to Nonemployee Directors pursuant to Section 9, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

  3. The first sentence of Section 5.1 is hereby amended in its entirety to read as follows:

            Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants, and Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion.

  4.  The following sentence is hereby added to the end of Section 5.1:

            Options granted to Nonemployee Directors pursuant to this Section 5 shall be Nonqualified Stock Options to purchase treasury Shares.

  5.  Section 9.2.8  is hereby amended in its entirety to read as follows:

            Other Terms.  All provisions of the Plan not inconsistent with this
            -----------
            Section 9 shall apply to Options granted to Nonemployee Directors under this Section 9; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Options granted to Nonemployee Directors under this Section 9.

  6.  Section 10.2 is hereby amended in its entirety to read as follows:

            Participation. No Employee, Consultant, or Nonemployee Director
            -------------
            (except as otherwise provided in Section 9 with respect to Nonemployee Directors) shall
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            have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future
            Award.

  IN WITNESS WHEREOF, The Gap, Inc., by its duly authorized officer, has executed this Amendment No. 2 as of the date indicated below.


                                        THE GAP, INC.



Date: January 27, 1998                  By: /s/ Anne B. Gust
                                            ----------------------------
                                        Title: Senior Vice President and
                                               General Counsel